Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investors@frgi.com

Fiesta Restaurant Group, Inc. Reports Fourth Quarter and Full Year 2014 Results

Addison, Texas - (Business Wire) - February 19, 2015 - Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical®, Taco Cabana®, and Cabana Grill® fast-casual restaurant brands, today reported results for the fourth quarter and full year 2014, which ended on December 28, 2014.

Highlights of fourth quarter 2014 results include:

•	Total revenues increased 14.7% to $156.2 million;

•	Comparable restaurant sales increased 7.7% and comparable guest traffic increased 3.8% at Pollo Tropical;

•	Comparable restaurant sales increased 6.1% and comparable guest traffic increased 1.6% at Taco Cabana;

•	Six Company-owned and operated restaurants were opened, including five Pollo Tropical restaurants and one Cabana Grill restaurant;

•
Net income increased to $9.0 million, or $0.34 per diluted share (on a base of 26.4 million diluted shares), compared to a net loss of $(5.6) million, or $(0.22) per diluted share (on a base of 24.3 million diluted shares) in 2013 which included the negative impact of a pre-tax loss on the early extinguishment of debt of $16.4 million; and

•	Adjusted net income increased 84.0% to $9.1 million and adjusted diluted earnings per share increased 70.0% to $0.34 per diluted share (see non-GAAP reconciliation table below).

Highlights of full year 2014 results include:

•	Revenues increased 10.8% to $611.1 million;

•	Comparable restaurant sales increased 6.6% and comparable guest traffic increased 4.6% at Pollo Tropical;

•	Comparable restaurant sales increased 3.3% and comparable guest traffic increased 0.1% at Taco Cabana;

•	26 Company-owned and operated restaurants were opened, including 22 Pollo Tropical restaurants and four Taco Cabana restaurants, which includes two Cabana Grill restaurants;

•
Net income increased to $36.2 million, or $1.35 per diluted share (on a base of 26.3 million diluted shares), compared to $9.3 million, or $0.39 per diluted share (on a base of 23.3 million diluted shares) in 2013 which included the loss on extinguishment of debt referred to above; and

•	Adjusted net income increased 80.4% to $36.4 million and adjusted diluted earnings per share increased 61.9% to $1.36 per diluted share (see non-GAAP reconciliation table below).

Fiesta President and Chief Executive Officer Tim Taft commented, “We completed another outstanding year at Fiesta and are very proud of our operating and support teams for their accomplishments. Looking ahead to 2015, we are focused on the following: 1) successful new Company-owned restaurant development; 2) effective human capital staffing and training; 3) completing the reimaging of our Taco Cabana system and beginning the reimaging of our Pollo Tropical system; and 4) building our off-premise business. We believe the successful execution of these strategic priorities is critical to achieving our growth objectives over time and we look forward to providing updates on our progress in the coming quarters.”

Fourth Quarter 2014 Financial Review

Consolidated Results

Total revenues increased 14.7% to $156.2 million from $136.2 million compared to the prior year period due primarily to 24 net Company-owned restaurant openings and comparable restaurant sales growth of 7.7% at Pollo Tropical and 6.1% at Taco Cabana. Pollo Tropical has now generated comparable restaurant sales growth for 21 consecutive quarters while Taco Cabana generated its highest comparable restaurant sales quarter since the fourth quarter of 2012.

Cost of sales as a percentage of restaurant sales improved 50 basis points compared to the prior year period. Price increases, favorable sales mix, and supply chain management initiatives more than offset commodity cost increases.

Restaurant wages and related expenses as a percentage of restaurant sales improved 70 basis points compared to the prior year period due to the favorable impact of higher sales and lower medical costs, partially offset by the impact of labor costs at new Company-owned restaurants.

Other restaurant operating expenses as a percentage of restaurant sales increased 70 basis points compared to the prior year period primarily due to higher insurance costs, repair and maintenance expenses and real estate taxes, partially offset by lower utility costs.

General and administrative expenses increased $0.7 million to $13.3 million compared to the prior year period due to human capital investments and training related to the ongoing Pollo Tropical expansion effort in new markets. However, as a percentage of revenues, general and administrative expenses improved by 80 basis points compared to the prior year period due to the favorable impact of higher sales.

Impairment and other lease charges of $0.2 million in the fourth quarter 2014 were primarily related to a previously closed restaurant property.

Interest expense decreased $3.0 million to $0.5 million compared to the prior year period due to the reduction in Fiesta’s outstanding debt and a lower interest rate on borrowings under the senior credit facility.

The effective tax rate for 2014 of 36.7% increased as compared to an effective tax rate for 2013 of 29.1%, primarily due to the effect of renewing the Work Opportunity Tax Credit in 2013 retroactive to 2012. The fourth quarter of 2014 results included a positive impact related to the reinstatement of the 2014 Work Opportunity Tax Credit in December 2014.

Net income increased to $9.0 million, or $0.34 per diluted share (on a base of 26.4 million diluted shares), compared to a net loss of $(5.6) million, or $(0.22) per diluted share (on a base of 24.3 million diluted shares) in 2013. The fourth quarter of 2013 results included the negative impact of a pre-tax charge of $16.4 million, or $0.42 per diluted share after-tax, related to the early extinguishment of debt.

Brand Results

Pollo Tropical restaurant sales increased 23.6% to $80.9 million compared to the prior year period due to 22 net Company-owned restaurant openings and a comparable restaurant sales increase of 7.7%. The growth in comparable restaurant sales resulted from a 3.8% increase in comparable guest traffic along with a 3.9% increase in average check. Average check was driven by menu price increases that positively impacted restaurant sales by 4.3%. This is the 21st consecutive quarter the brand has delivered comparable restaurant sales growth and, on a two-year basis, fourth quarter comparable restaurant sales grew 14.7%. Adjusted EBITDA for Pollo Tropical, a non-GAAP financial measure, increased 20.2% to $13.5 million compared to the prior year period (see non-GAAP reconciliation table below).

Taco Cabana restaurant sales increased 6.5% to $74.6 million compared to the prior year period due to a 6.1% increase in comparable restaurant sales and two net Company-owned restaurant openings. The increase in comparable restaurant sales resulted from an increase of 1.6% in comparable guest traffic and a 4.5% increase in average check. Average check was driven by menu price increases that positively impacted restaurant sales by 1.9% and a positive change in sales mix due to the implementation of new menu boards during the first quarter of 2014. On a two-year basis, fourth quarter comparable restaurant sales grew 3.2%. Fourth quarter of 2013 was negatively affected by unfavorable weather and a slowed remodeling schedule. Adjusted EBITDA for Taco Cabana, a non-GAAP financial measure, increased 29.5% to $7.2 million compared to the prior year period (see non-GAAP reconciliation table below).

Full Year 2014 Financial Summary

Total revenues increased 10.8% to $611.1 million compared to $551.3 million in the prior year period due to 24 net Company-owned restaurant openings and comparable restaurant sales growth of 6.6% at Pollo Tropical and 3.3% at Taco Cabana. The growth in comparable restaurant sales at Pollo Tropical resulted from an increase in comparable guest traffic of 4.6% and an increase in average check of 2.0%. The growth in comparable restaurants sales at Taco Cabana resulted from an increase in average check of 3.2% and an increase in comparable guest traffic of 0.1%.

Net income increased to $36.2 million, or $1.35 per diluted share (on a base of 26.3 million diluted shares), compared to $9.3 million, or $0.39 per diluted share (on a base of 23.3 million diluted shares) in 2013. Full year 2013 results included the negative impact of a pre-tax charge of $16.4 million related to the early extinguishment of debt.

Restaurant Development

During the fourth quarter 2014, Fiesta opened five Company-owned Pollo Tropical restaurants in Texas and one Cabana Grill restaurant in Florida.

As of December 28, 2014, the Company owned and operated 124 Pollo Tropical restaurants and 167 Taco Cabana restaurants (including two Cabana Grill restaurants) and franchised 37 Pollo Tropical restaurants in the U.S., Puerto Rico, the Bahamas, Ecuador, Guatemala, Honduras, Panama, Trinidad & Tobago, Venezuela and the Dominican Republic, and seven Taco Cabana restaurants in the U.S.

Investor Conference Call Today

Fiesta will host a conference call to review fourth quarter and full year 2014 results today at 4:30 PM ET. Hosting the call will be President and Chief Executive Officer Tim Taft and Senior Vice President and Chief Financial Officer Lynn Schweinfurth.

The conference call can be accessed live over the phone by dialing 877-407-0789 or for international callers by dialing 201-689-8562. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13600231. The replay will be available until Thursday, February 26, 2015.

The conference call will also be webcast live from the corporate website at www.frgi.com, under the investor relations section. A replay of the webcast will be available through the corporate website shortly after the call has concluded.

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc. is the parent company of the Pollo Tropical®, Taco Cabana®, and Cabana Grill® restaurant brands. The brands specialize in the operation of fast-casual, ethnic restaurants that offer distinct and unique Caribbean and Mexican inspired flavors with broad appeal at a compelling value. The brands feature made-from-scratch cooking, fresh salsa bars, and drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Fiesta's expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions. In addition, expressions of Fiesta's strategies, intentions or plans, are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Fiesta's control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta's filings with the Securities and Exchange Commission.

FIESTA RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 28, 2014 AND DECEMBER 29, 2013
(In thousands of dollars, except share and per share amounts)
(Unaudited)

	Three months ended (a)		Twelve months ended (a)
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

Revenues:
Restaurant sales	$155,557	$135,545	$608,540	$548,980
Franchise royalty revenues and fees	667	610	2,603	2,357
Total revenues	156,224	136,155	611,143	551,337
Costs and expenses:
Cost of sales	48,781	43,232	192,250	176,123
Restaurant wages and related expenses (b)	39,694	35,478	155,140	143,392
Restaurant rent expense	7,753	7,150	29,645	26,849
Other restaurant operating expenses	20,884	17,235	78,921	69,021
Advertising expense	5,218	3,863	19,493	17,138
General and administrative expenses (b)(c)	13,286	12,626	49,414	48,521
Depreciation and amortization	6,086	5,258	23,047	20,375
Pre-opening costs	763	388	4,061	2,767
Impairment and other lease charges	163	(40)	363	199
Other (income) expense	—	—	(558)	(554)
Total costs and expenses	142,628	125,190	551,776	503,831
Income from operations	13,596	10,965	59,367	47,506
Interest expense (d)	521	3,568	2,228	18,043
Loss on extinguishment of debt (d)	—	16,411	—	16,411
Income (loss) before income taxes	13,075	(9,014)	57,139	13,052
Provision (benefit) for income taxes	4,087	(3,461)	20,963	3,795
Net income (loss)	$8,988	$(5,553)	$36,176	$9,257
Basic net income (loss) per share (e)	$0.34	$(0.22)	$1.35	$0.39
Diluted net income (loss) per share (e)	$0.34	$(0.22)	$1.35	$0.39
Basic weighted average common shares outstanding	26,357,890	24,322,025	26,293,714	23,271,431
Diluted weighted average common shares outstanding	26,363,444	24,322,025	26,296,049	23,271,431

(a) The Company uses a 52 or 53 week fiscal year that ends on the Sunday closest to December 31. The three and twelve month periods ended December 28, 2014 and December 29, 2013 each included 13 and 52 weeks, respectively.

(b) Restaurant wages and related expenses include stock-based compensation expense of $21 for the three month period ended December 28, 2014, and $71 and $2 for the twelve month periods ended December 28, 2014 and December 29, 2013, respectively. General and administrative expenses include stock-based compensation expense of $844 and $619 for the three month periods ended December 28, 2014 and December 29, 2013, respectively, and $3,426 and $2,296 for the twelve month periods ended December 28, 2014 and December 29, 2013, respectively.

(c) General and administrative expenses for the twelve months ended December 29, 2013 include expenses related to the underwritten secondary public equity offering completed during March 2013 totaling $425. The Company did not receive any proceeds from the sale of shares in such offering.

(d) In the fourth quarter of 2013, Fiesta repurchased and redeemed its $200.0 million aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2016, sold 3,078,336 shares of its common stock in a public offering, and entered into a new senior secured revolving credit facility that provides for aggregate borrowings of up to $150.0 million with variable rate interest. We recognized a loss on extinguishment of debt of $16.4 million in the fourth quarter of 2013 related to the repurchase and redemption of the Notes. The loss on extinguishment of debt includes the write-off of $3.9 million in deferred financing costs related to the Notes and $12.5 million of debt redemption premiums, consent payments, additional interest and other fees related to the redemption of the Notes.

(e) As previously disclosed, Fiesta has granted shares of restricted stock to certain of its employees. Because the unvested shares participate in any dividends declared, the unvested shares are considered a second class of common stock for accounting purposes, impacting the calculation of net income per share. For further information, please see the Company's audited financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2014.

FIESTA RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars, except share and per share amounts)
(Unaudited)

	December 28, 2014	December 29, 2013

Assets
Cash	$5,087	$10,978
Other current assets	23,018	21,947
Property and equipment, net	191,371	144,527
Goodwill	123,484	123,484
Intangible assets, net	40	121
Deferred income taxes	11,055	12,046
Deferred financing costs, net	1,233	1,530
Other assets	2,668	4,152
Total assets	$357,956	$318,785

Liabilities and Stockholders' Equity
Current liabilities	$39,423	$38,087
Long-term debt, net of current portion	67,264	72,324
Lease financing obligations	1,660	1,657
Deferred income sale-leaseback of real estate	34,079	35,873
Other liabilities	15,943	12,538
Total liabilities	158,369	160,479
Stockholders' equity	199,587	158,306
Total liabilities and stockholders' equity	$357,956	$318,785

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental financial and other data for the periods indicated
(In thousands, except percentages):

	(unaudited)		(unaudited)
	Three months ended		Twelve months ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Segment revenues:
Pollo Tropical	$81,430	$65,950	$307,476	$259,702
Taco Cabana	74,794	70,205	303,667	291,635
Total revenues	$156,224	$136,155	$611,143	$551,337

Change in comparable restaurant sales (a):
Pollo Tropical	7.7%	7.0%	6.6%	5.9%
Taco Cabana	6.1%	(2.9)%	3.3%	0.5%

Average sales per Company-owned restaurant (b):
Pollo Tropical
Comparable restaurants (c)	$709	$668	$2,867	$2,706
New restaurants	524	513	2,111	2,395
Total company-owned	664	644	2,720	2,666
Taco Cabana
Comparable restaurants (c)	$452	$428	$1,842	$1,786
New restaurants	369	386	1,587	1,723
Total company-owned	449	426	1,831	1,783

Income before income taxes:
Pollo Tropical	$9,531	$6,966	$38,061	$26,049
Taco Cabana	3,544	431	19,078	3,414

Adjusted EBITDA (d):
Pollo Tropical	$13,519	$11,251	$52,721	$43,738
Taco Cabana	7,191	5,551	32,995	26,086

Restaurant-Level Adjusted EBITDA (d):
Pollo Tropical	$20,043	$16,845	$75,575	$65,738
Taco Cabana	12,442	11,354	53,526	47,954

(a) Restaurants are included in comparable restaurant sales after they have been open for 18 months.

(b) Average sales for total Company-owned restaurants are derived by dividing restaurant sales for such period for the applicable segment by the average number of open restaurants for the applicable segment for such period.

(c) Average sales for comparable Company-owned restaurants are derived by dividing comparable restaurant sales for such period for the applicable segment by the average number of comparable restaurants for the applicable segment for such period.

(d) Adjusted EBITDA and Restaurant-Level Adjusted EBITDA are non-GAAP financial measures. Please see the reconciliation of Restaurant-Level Adjusted EBITDA and Adjusted EBITDA to net income in the table titled "Supplemental Non-GAAP Information" on the last page of this release.

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental data for the periods indicated:

	Three months ended		Twelve months ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

Company-owned restaurant openings:
Pollo Tropical	5	2	22	12
Taco Cabana	1	1	4	6
Total new restaurant openings	6	3	26	18

Company-owned restaurant closings:
Pollo Tropical	—	—	—	(1)
Taco Cabana	—	—	(2)	(1)
Net change in restaurants	6	3	24	16

Number of Company-owned restaurants:
Pollo Tropical	124	102	124	102
Taco Cabana	167	165	167	165
Total Company-owned restaurants	291	267	291	267

Number of franchised restaurants:
Pollo Tropical	37	39	37	39
Taco Cabana	7	7	7	7
Total franchised restaurants	44	46	44	46

Total number of restaurants:
Pollo Tropical	161	141	161	141
Taco Cabana	174	172	174	172
Total restaurants	335	313	335	313

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental financial and other data for the periods indicated
(In thousands, except percentages):

	Three months ended
	December 28, 2014		December 29, 2013
		(a)		(a)
Pollo Tropical:
Restaurant sales	$80,908		$65,465
Cost of sales	26,317	32.5%	21,729	33.2%
Restaurant wages and related expenses	18,118	22.4%	14,427	22.0%
Restaurant rent expense	3,434	4.2%	2,890	4.4%
Other restaurant operating expenses	10,422	12.9%	7,941	12.1%
Advertising expense	2,016	2.5%	1,294	2.0%
Depreciation and amortization	3,165	3.9%	2,468	3.8%
Pre-opening costs	566	0.7%	341	0.5%
Impairment and other lease charges	141	0.2%	(17)	—%

Taco Cabana:
Restaurant sales	$74,649		$70,080
Cost of sales	22,464	30.1%	21,503	30.7%
Restaurant wages and related expenses	21,576	28.9%	21,051	30.0%
Restaurant rent expense	4,319	5.8%	4,260	6.1%
Other restaurant operating expenses	10,462	14.0%	9,294	13.3%
Advertising expense	3,202	4.3%	2,569	3.7%
Depreciation and amortization	2,921	3.9%	2,790	4.0%
Pre-opening costs	197	0.3%	47	0.1%
Impairment and other lease charges	22	—%	(23)	—%

	Twelve months ended
	December 28, 2014		December 29, 2013
		(a)		(a)
Pollo Tropical:
Restaurant sales	$305,404		$257,837
Cost of sales	100,468	32.9%	85,532	33.2%
Restaurant wages and related expenses	67,487	22.1%	57,893	22.5%
Restaurant rent expense	12,473	4.1%	10,110	3.9%
Other restaurant operating expenses	38,331	12.6%	30,790	11.9%
Advertising expense	7,714	2.5%	5,726	2.2%
Depreciation and amortization	11,596	3.8%	9,248	3.6%
Pre-opening costs	3,385	1.1%	2,047	0.8%
Impairment and other lease charges	254	0.1%	(116)	—%

Taco Cabana:
Restaurant sales	$303,136		$291,143
Cost of sales	91,782	30.3%	90,591	31.1%
Restaurant wages and related expenses	87,653	28.9%	85,499	29.4%
Restaurant rent expense	17,172	5.7%	16,739	5.7%
Other restaurant operating expenses	40,590	13.4%	38,231	13.1%
Advertising expense	11,779	3.9%	11,412	3.9%
Depreciation and amortization	11,451	3.8%	11,127	3.8%
Pre-opening costs	676	0.2%	720	0.2%
Impairment and other lease charges	109	—%	315	0.1%

(a) Percent of restaurant sales for the applicable segment.

FIESTA RESTAURANT GROUP, INC.
Supplemental Non-GAAP Information
The following table sets forth certain unaudited supplemental financial data for the periods indicated
(In thousands):

Adjusted EBITDA and Restaurant-Level Adjusted EBITDA are non-GAAP financial measures. Adjusted EBITDA is defined as earnings before interest, loss on extinguishment of debt, income taxes, depreciation and amortization, impairment and other lease charges, stock-based compensation expense and other income and expense. Adjusted EBITDA for each of our segments includes an allocation of general and administrative expenses associated with administrative support for executive management, information systems and certain accounting, legal, supply chain, development and other administrative functions. Restaurant-Level Adjusted EBITDA is defined as Adjusted EBITDA excluding franchise royalty revenues and fees and general and administrative expenses (including corporate-level general and administrative expenses). Adjusted EBITDA for each of our segments is a measure of segment profitability reported to our chief operating decision maker for purposes of allocating resources to the segments and assessing each segment's performance. In addition, management believes that Adjusted EBITDA and Restaurant-Level Adjusted EBITDA, when viewed with our results of operations calculated in accordance with GAAP and our reconciliation of Restaurant-Level Adjusted EBITDA and Adjusted EBITDA to net income (i) provides useful information (including at the restaurant level) about our operating performance and period-over-period growth, (ii) provides additional information that is useful for evaluating the operating performance of our business, and (iii) permits investors to gain an understanding of the factors and trends affecting our ongoing earnings, from which capital investments are made and debt is serviced. However, such measures are not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or net income per share as indicators of operating performance or liquidity. Also these measures may not be comparable to similarly titled captions of other companies.

	(unaudited)		(unaudited)
	Three months ended		Twelve months ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

Restaurant-Level Adjusted EBITDA:
Pollo Tropical	$20,043	$16,845	$75,575	$65,738
Taco Cabana	12,442	11,354	53,526	47,954
Consolidated	32,485	28,199	129,101	113,692
Add:
Franchise royalty revenue and fees	667	610	2,603	2,357
Less:
General and administrative (excluding stock-based compensation expense of $844, $619, $3,426 and $2,296, respectively)	12,442	12,007	45,988	46,225
Adjusted EBITDA:
Pollo Tropical	13,519	11,251	52,721	43,738
Taco Cabana	7,191	5,551	32,995	26,086
Consolidated	20,710	16,802	85,716	69,824
Less:
Depreciation and amortization	6,086	5,258	23,047	20,375
Impairment and other lease charges	163	(40)	363	199
Interest expense	521	3,568	2,228	18,043
Loss on extinguishment of debt	—	16,411	—	16,411
Provision for income taxes	4,087	(3,461)	20,963	3,795
Stock-based compensation	865	619	3,497	2,298
Other (income) expense	—	—	(558)	(554)
Net income (loss)	$8,988	$(5,553)	$36,176	$9,257

Fiesta Restaurant Group, Inc.
Supplemental Non-GAAP Information
The following table sets forth certain unaudited supplemental financial data for the periods indicated
(in thousands, except per share amounts):

Adjusted net income and related adjusted earnings per share are non-GAAP financial measures. Adjusted net income is defined as net income before impairment and other lease charges, secondary offering expenses and loss on extinguishment of debt. Management believes that adjusted net income and related adjusted earnings per diluted share, when viewed with our results of operations calculated in accordance with GAAP (i) provide useful information about our operating performance and period-over-period growth, (ii) provide additional information that is useful for evaluating the operating performance of our business, and (iii) permit investors to gain an understanding of the factors and trends affecting our ongoing earnings, from which capital investments are made and debt is serviced. However, such measures are not measures of financial performance or liquidity under GAAP and, accordingly should not be considered as alternatives to net income or net income per share as indicators of operating performance or liquidity. Also these measures may not be comparable to similarly titled captions of other companies.

	(unaudited)				(unaudited)
	Three months ended				Twelve months ended
	December 28, 2014		December 29, 2013		December 28, 2014		December 29, 2013
	$	EPS	$	EPS	$	EPS	$	EPS
Net income (loss)	$8,988	$0.34	$(5,553)	$(0.22)	$36,176	$1.35	$9,257	$0.39
Add (each net of tax effect):
Impairment and other lease charges (a)	103	—	(26)	—	230	0.01	128	—
Secondary offering expenses (c)	—	—	—	—	—	—	272	0.01
Loss on extinguishment of debt (d)	—	—	10,521	0.42	—	—	10,521	0.44
Adjusted net income	$9,091	$0.34	$4,942	$0.20	$36,406	$1.36	$20,178	$0.84

(a) Impairment and other lease charges for each period are presented net of taxes of $60, $(14), $133 and $71 for the three and twelve months ended December 28, 2014 and December 29, 2013, respectively.

(c) Secondary offering expenses for the twelve months ended December 29, 2013 include expenses related to the underwritten secondary public equity offering completed during March 2013 totaling $425. The Company did not receive any proceeds from the sale of shares in the offering. Secondary offering expenses are presented net of taxes of $153.

(d) The Company recognized a loss on extinguishment of debt of $16.4 million in the fourth quarter of 2013 related to the repurchase and redemption of its Notes. The loss on extinguishment of debt for the three and twelve months ended December 29, 2013 is presented net of taxes of $5,890.